UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2018, Apollo Endosurgery, Inc. (the “Company”) and Aslan IV Austin, LLC (the “Landlord”) entered into an amendment (the “Amendment”) to the Office Lease Agreement, dated as of July 16, 2012, between the Company, as tenant, and the Landlord (subsequently assigned to DPF Cityview LP) (the “Lease”), for the Company’s principal executive offices located in an 18,388 square foot facility in Austin, Texas. The Amendment extends the original Lease Term (as defined in the Lease) of 70 months for an additional 36 months (the “Extension Term”), with total rent payments owed during the Extension Term of $1,192,640, plus the Company’s share of certain variable and administrative costs under the Lease.

The foregoing description of the Amendment and the Lease does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018, and the Lease, a copy of which has been filed by the Company as an exhibit to its Registration Statement on Form S-4 (File No. 333-214059) filed with the Securities and Exchange Commission on October 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 15, 2018
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer